                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                   FORM 11-K


                                 ANNUAL REPORT


                    ANNUAL REPORT PURSUANT TO SECTION 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                  For the fiscal year ended DECEMBER 31, 1996


                        Commission file number:  1-5256





       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                              (Full title of plan)




                              1047 NORTH PARK ROAD
                             WYOMISSING, PA  19610
                    (Address of principal executive offices)


                                 (610) 378-1151
              (Registrant's telephone number, including area code)

Item 1.  Changes in the Plan

There were no changes in the Plan.

Item 2.  Changes in Investment Policy

There were no changes in investment policy.

Item 3.  Contributions Under the Plan

Contributions made by VF Corporation (the Corporation) are measured by reference to the employees' contributions and are not discretionary.

Item 4.  Participating Employees

There were approximately 7,210 enrolled participants in the Plan as of December 31, 1996, out of approximately 7,782 eligible employees.

Item 5.  Administration of the Plan

 (a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation:
         Lori M. Tarnoski, Vice President - Secretary; Frank C. Pickard III, Vice President - Treasurer; and Louis J. Fecile, Vice President - Employee Benefits. All committee persons are located at the Corporation's headquarters: 1047 North Park Road, Wyomissing, PA 19610. Each of these individuals is an employee of the Corporation. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

 (b) All expenses of administration of the Plan, including Trustee fees, are paid by the Corporation.

 Item 6.  Custodian of Investments

 (a) The Corporation has entered into a Trust Agreement under which UMB Bank, n.a., 10th and Grand, P.O. Box 419692, Kansas City, MO 64141-6692, has been appointed as Trustee under the Plan. Under the terms of the Trustee Agreement, UMB Bank, n.a., holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the investment fund or funds to receive contributions.

 (b)     The custodian's compensation is paid by the Corporation.

 (c)     No bond was furnished or is required to be furnished by the Trustee.

 Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values of investments as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employees Stock Ownership Plan, which are invested in VF Corporation Series B Preferred Stock (ESOP Preferred Stock), and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 80% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by calling the VF Savings Line directs the Plan Administrator to notify the Trustee to invest his/her own contributions in one or more of the following funds:

         - Money Market Fund
         - Fixed Income Fund
         - Balanced Fund
         - Equity Growth & Income Fund
         - Equity Growth Fund
         - Foreign Fund
         - VF Corporation Common Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $3,878, $8,909, and $6,859 for the years ended December 31, 1996, 1995 and 1994 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay principal and debt service on a loan from the Corporation.

Item 9.  Financial Statements and Exhibits

(a)     Financial Statements                                                      Page No.

         Report of Independent Accountants                                          5

         Statements of Net Assets Available for Benefits -
                  December 31, 1996 and 1995
                  -       Combined Plan                                             6
                  -       Money Market Fund and Fixed Income Fund                   7
                  -       Balanced Fund and Equity Growth & Income Fund             8
                  -       Equity Growth Fund and Foreign Fund                       9
                  -       VF Corporation Common Stock Fund and                     10
                           Employee Stock Ownership Plan
                  -       Loan Fund                                                11

         Statements of Changes in Net Assets Available for Benefits -
                  For the Years Ended December 31, 1996, 1995 and 1994
                  -       Combined Plan                                            12
                  -       Money Market Fund                                        13
                  -       Fixed Income Fund                                        14
                  -       Balanced Fund                                            15
                  -       Equity Growth & Income Fund                              16
                  -       Equity Growth Fund                                       17
                  -       Foreign Fund                                             18
                  -       VF Corporation Common Stock Fund                         19
                  -       Employee Stock Ownership Plan                            20
                  -       Loan Fund                                                21

         Notes to Financial Statements                                             22

         Schedules:
                  Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

         (b)      Exhibits - none

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                                   VF Corporation Tax-Advantaged Savings Plan
                                             for Salaried Employees
                                   -------------------------------------------

                                   By:  /s/ Louis J. Fecile
                                      ----------------------------------------
                                        Louis J. Fecile
                                        Vice President - Employee Benefits



         Date:  March 21, 1997

                       Report of Independent Accountants

VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings Plan for Salaried Employees

We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1996 and December 31, 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees for the year ended December 31, 1994 were audited by other auditors whose report dated March 10, 1995 expressed an unqualified opinion on these statements.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1996 and December 31, 1995, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets available for benefits and in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania
March 10, 1997

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN


                                                                           December 31
                                                                  -----------------------------------
ASSETS                                                             1996                   1995
                                                                  -----                   ----
Investments, at fair value
  VF Corporation Common Stock -
     326,618 shares in 1996
     340,506 shares in 1995                                       $ 22,046,715           $ 17,961,692
  VF Corporation ESOP Preferred Stock -
     1,881,515 shares in 1996
     1,964,942 shares in 1995                                      101,601,810             82,920,550
  United States government obligations                              16,991,039             17,329,048
  Other securities                                                  90,076,616             73,881,463
                                                                  ------------           ------------
     Total investments                                             230,716,180            192,092,753
Dividends and interest receivable                                      312,017                338,457
Loans receivable from participants                                   9,374,718              8,705,631
                                                                  ------------           ------------
       TOTAL ASSETS                                                240,402,915            201,136,841
                                                                  ------------           ------------
LIABILITIES


Employee Stock Ownership
  Plan obligation - payable to VF Corporation                       41,563,481             46,650,286
                                                                  ------------           ------------
       TOTAL LIABILITIES                                            41,563,481             46,650,286
                                                                  ------------           ------------
Net assets available for benefits                                 $198,839,434           $154,486,555
                                                                  ============           ============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                    MONEY MARKET FUND AND FIXED INCOME FUND



                                                  Money Market Fund                           Fixed Income Fund
                                                     December 31                                 December 31
                                            --------------------------------           ------------------------------
                                                1996                 1995                1996                  1995
                                                ----                 ----                ----                  ----
ASSETS


Investments, at fair value
  United States government obligations       $        0          $         0           $16,991,039          $17,329,048

Other securities                              6,629,950            6,187,337             2,250,229            1,175,779
                                             ----------           ----------           -----------          -----------
      Total investments                       6,629,950            6,187,337            19,241,268           18,504,827


Dividends and interest receivable                   180               31,938               307,497              302,060

Loans receivable from participants                    0            1,423,668                     0            1,630,963
                                             ----------           ----------           -----------          -----------
Net assets available for benefits            $6,630,130           $7,642,943           $19,548,765          $20,437,850
                                             ==========           ==========           ===========          ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                 BALANCED FUND AND EQUITY GROWTH & INCOME FUND

                                                      Balanced Fund                           Equity Growth & Income Fund
                                                       December 31                                     December 31
                                            ---------------------------------               ----------------------------------
                                             1996                    1995                     1996                 1995
                                             ----                    ----                     ----                 ----
ASSETS
------

Investments, at fair value
  Other securities                           $7,045,986            $3,932,420               $44,337,501         $34,980,125
                                             ----------            ----------               -----------         -----------
    Total investments                         7,045,986             3,932,420                44,337,501          34,980,125

Dividends and interest receivable                   181                    30                       378                 223
Loans receivable from participants                    0                53,297                         0           2,457,411
                                             ----------            ----------               -----------         -----------
Net assets available for benefits            $7,046,167            $3,985,747               $44,337,879         $37,437,759
                                             ==========            ==========               ===========         ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                       EQUITY GROWTH FUND & FOREIGN FUND

                                                       Equity Growth Fund                                   Foreign Fund
                                                          December 31                                        December 31
                                                  ----------------------------------             -------------------------------
                                                  1996                     1995                    1996                1995
                                                  ----                     ----                    ----                ----
ASSETS

Investments, at fair value
  Other securities                               $24,163,579             $24,727,939              $5,329,365          $2,370,207
                                                 -----------             -----------              ----------          ----------
    Total investments                             24,163,579              24,727,939               5,329,365           2,370,207


Dividends and interest receivable                        382                     321                     124                  12
Loans receivable from participants                         0                 994,276                       0             (34,572)
                                                 -----------             -----------              ----------          ----------
Net assets available for benefits                $24,163,961             $25,722,536              $5,329,489          $2,335,647
                                                 ===========             ===========              ==========          ==========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN

                                                        VF Corporation Common Stock Fund         Employee Stock Ownership Plan
                                                                   December 31                            December 31
                                                        --------------------------------         -----------------------------
                                                          1996                 1995                1996                 1995
                                                          ----                 ----                ----                 ----
ASSETS

Investments, at fair value
  VF Corporation Common Stock
     326,616 shares in 1996
     340,506 shares in 1995                                $22,046,715         $17,961,692        $          0         $          0

 VF Corporation ESOP
 Preferred Stock
     1,881,515 shares in 1996
     1,964,942 shares in 1995                                        0                   0         101,601,810           82,920,550

  Other securities                                             240,255             315,239              79,751              192,417
                                                           -----------         -----------        ------------          -----------
    Total investments                                       22,286,970          18,276,931         101,681,561           83,112,967

Dividends and interest receivable                                  454                 514               2,821                3,359

Loans receivable from participants                                   0           2,180,588                   0                    0
                                                           -----------         -----------        ------------          -----------
    TOTAL ASSETS                                            22,287,424          20,458,033         101,684,382           83,116,326
                                                           -----------         -----------        ------------          -----------

LIABILITIES

Employee Stock Ownership
  Plan obligation - payable to VF Corporation                        0                   0          41,563,481           46,650,286
                                                           -----------         -----------        ------------          -----------
     TOTAL LIABILITIES                                               0                   0          41,563,481           46,650,286
                                                           -----------         -----------        ------------          -----------
Net assets available for benefits                          $22,287,424         $20,458,033         $60,120,901          $36,466,040
                                                           ===========         ===========        ============          ===========

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                   LOAN FUND

                                                     Loan Fund
                                                    December 31
                                                    -----------
                                                       1996
                                                       ----
ASSETS

Investments, at fair value
  Other securities                                     $        0
                                                       ----------
    Total investments                                           0

Dividends and interest receivable                               0
Loans receivable from participants                      9,374,718
                                                       ----------
Net assets available for benefits                      $9,374,718
                                                       ==========




See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 COMBINED PLAN

                                                                                YEAR ENDED DECEMBER 31
                                                          ----------------------------------------------------------------
                                                              1996                       1995                      1994
                                                              ----                       ----                      ----
Investment income
  Dividends on VF Corporation Common Stock                $    469,018                $   538,867                 $497,205
  Dividends on ESOP Preferred Stock                          3,971,574                  4,131,256                4,228,632
Interest                                                     1,234,816                  1,255,562                  979,143
Income from mutual funds and
  bank common trust funds                                    4,639,609                  3,693,225                2,614,714
                                                           -----------                -----------              ----------
                                                            10,315,017                  9,618,910                8,319,694
                                                           -----------                -----------              ----------
Contributions
 Interest on loan repayments                                   637,885                    548,512                  402,626
  Participants                                              14,670,636                 14,883,216               15,290,975
  VF Corporation                                             5,527,985                  5,762,864                5,570,215
                                                           -----------                -----------              ----------
                                                            20,836,506                 21,194,592               21,263,816
                                                           -----------                -----------              ----------

Withdrawals                                                (16,191,145)                (6,901,351)              (8,128,767)
Forfeitures that reduce
  VF Corporation contributions                                (301,873)                  (255,310)                (118,128)
Interest paid to VF Corporation on Employee
  Stock Ownership Plan obligation                           (4,386,805)                (4,878,310)              (5,344,502)
Expenses                                                             0                    (53,764)                       0
Net realized and unrealized appreciation
 in fair value of investments                               34,081,179                 20,147,532                2,951,585
                                                           -----------                -----------              ----------
Net increase                                                44,352,879                 38,872,299               18,943,698

Net assets available for benefits
  at beginning of year                                     154,486,555                115,614,256               96,670,558
                                                           -----------                -----------              ----------
Net assets available for benefits
  at end of year                                          $198,839,434               $154,486,555             $115,614,256
                                                          ============               ============             ============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               MONEY MARKET FUND

                                                                                 Year Ended December 31
                                                            -------------------------------------------------------------
                                                                1996                     1995                     1994
Investment income
  Income from mutual funds and
   bank common trust funds                                  $   313,675               $   338,605              $  204,216
                                                            -----------               -----------              ----------
                                                                313,675                   338,605                 204,216
                                                            -----------               -----------              ----------
Contributions
 Interest on loan repayments                                          0                    49,368                  34,933
  Participants                                                1,537,425                 1,146,077               1,024,192
                                                            -----------               -----------              ----------
                                                              1,537,425                 1,195,445               1,059,125
                                                            -----------               -----------              ----------

Withdrawals                                                    (991,225)                 (373,362)               (434,310)
Forfeitures that reduce
  VF Corporation contributions                                       (9)                     (579)                   (435)
Fund transfers, net                                            (449,011)                 (396,856)               (311,109)
                                                            -----------               -----------              ----------
Net increase                                                    410,855                   763,253                 517,487

Net assets available for benefits
  Beginning of year, as reported                              7,642,943                 6,879,690               6,362,203
  Reclassify loan balances to separate fund                  (1,423,668)                        0                       0
                                                            -----------               -----------              ----------
  Beginning of year, as adjusted                              6,219,275                 6,879,690               6,362,203
                                                            -----------               -----------              ----------
  End of year                                                $6,630,130               $ 7,642,943              $6,879,690
                                                            ===========               ===========              ==========


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               FIXED INCOME FUND

                                                                                Year Ended December 31
                                                           ---------------------------------------------------------------
                                                              1996                       1995                       1994
                                                              ----                       ----                       ----
Investment income
  Interest                                                  $1,234,816               $  1,255,562                  $979,143
  Income from mutual funds and
    bank common trust funds                                     42,437                     41,620                    38,440
                                                            -----------               -----------                ----------
                                                             1,277,253                  1,297,182                 1,017,583
                                                            -----------               -----------                ----------

Contributions
  Interest on loan repayments                                        0                     96,211                    59,901
  Participants                                               2,109,713                  2,700,460                 2,598,897
                                                            -----------               -----------                ----------
                                                             2,109,713                  2,796,671                 2,658,798
                                                            -----------               -----------                ----------

Withdrawals                                                 (2,565,214)                (1,402,288)               (1,771,571)

Forfeitures that reduce
  VF Corporation contributions                                     (11)                      (706)                     (890)
Net realized and unrealized appreciation
  (depreciation) in fair value of investments                 (109,871)                   191,476                  (123,376)
Fund transfers, net                                             30,008                   (571,686)                  (13,095)
                                                            -----------               -----------                ----------
Net increase                                                   741,878                  2,310,649                 1,767,449

Net assets available for benefits
  Beginning of year, as reported                            20,437,850                 18,127,201                16,359,752
  Reclassify loan balances to separate fund                 (1,630,963)                         0                         0
                                                            -----------               -----------                ----------
  Beginning of year, as adjusted                            18,806,887                 18,127,201                16,359,752
                                                            -----------               -----------                ----------
  End of year                                              $19,548,765               $ 20,437,850               $18,127,201
                                                           ===========               ============               ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                 BALANCED FUND

                                                                                   Year Ended December 31
                                                                             -----------------------------------
                                                                                1996                      1995
                                                                                ----                      ----
Investment income
  Income from mutual funds and
   bank common trust funds                                                   $  721,016               $   141,331
                                                                             ----------               -----------
                                                                                721,016                   141,331
                                                                             ----------               -----------
Contributions
  Interest on loan repayments                                                         0                     7,685

  Participants                                                                  703,667                   226,246
                                                                             ----------               -----------
                                                                                703,667                   233,931
                                                                             ----------               -----------



Withdrawals                                                                    (317,576)                  (40,993)

Forfeitures that reduce
   VF Corporation contributions                                                    (238)                        0
Net realized and unrealized appreciation
  in fair value of investments                                                   70,842                    90,964
Fund transfers, net                                                           1,936,006                 3,560,514
                                                                             ----------               -----------
Net increase                                                                  3,113,717                 3,985,747



Net assets available for benefits
  Beginning of year, as reported                                              3,985,747                         0
  Reclassify loan balances to separate fund                                     (53,297)                        0
                                                                             ----------               -----------
  Beginning of year, as adjusted                                              3,932,450                         0
                                                                             ----------               -----------
  End of year                                                                $7,046,167               $ 3,985,747
                                                                             ==========               ===========




See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                          EQUITY GROWTH & INCOME FUND

                                                                                           Year Ended December 31
                                                                        -------------------------------------------------------
                                                                           1996                  1995                  1994
                                                                           ----                  ----                  ----
Investment income
  Income from mutual funds and
    bank common trust funds                                              $2,148,023           $ 1,688,047            1,833,144
                                                                        -----------           -----------          -----------
                                                                          2,148,023             1,688,047            1,833,144
                                                                        -----------           -----------          -----------
Contributions
   Interest on loan repayments                                                    0               154,780              123,536
   Participants                                                           4,131,053             4,215,860            4,624,489
                                                                        -----------           -----------          -----------
                                                                          4,131,053             4,370,640            4,748,025
                                                                        -----------           -----------          -----------

Withdrawals                                                              (3,484,495)           (1,378,118)          (2,031,249)

Forfeitures that reduce
   VF Corporation contributions                                                (391)               (1,272)              (1,164)
Net realized and unrealized appreciation
   (depreciation) in fair value of investments                            5,037,526             7,296,660           (1,267,002)
Fund transfers, net                                                       1,525,815            (1,485,754)             (25,479)
                                                                        -----------           -----------          -----------
Net increase                                                              9,357,531            10,490,203            3,256,275




Net assets available for benefits
  Beginning of year, as reported                                         37,437,759            26,947,556           23,691,281

  Reclassify loan balances to separate fund                              (2,457,411)                    0                    0
                                                                        -----------           -----------          -----------
  Beginning of year, as adjusted                                         34,980,348            26,947,556           23,691,281
                                                                        -----------           -----------          -----------
   End of year                                                          $44,337,879           $37,437,759          $26,947,556
                                                                        ===========           ===========          ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                               EQUITY GROWTH FUND

                                                                                     Year Ended December 31
                                                                   ----------------------------------------------------------
                                                                     1996                     1995                   1994
                                                                     ----                     ----                   ----
Investment income
  Income from mutual funds and
   bank common trust funds                                         $ 1,130,443             $ 1,353,455              $515,020
                                                                   -----------             -----------           -----------
                                                                     1,130,443               1,353,455               515,020
                                                                   -----------             -----------           -----------
Contributions
   Interest on loan repayments                                               0                 100,380                81,580
   Participants                                                      3,389,402               3,329,947             3,834,443
                                                                   -----------             -----------           -----------
                                                                     3,389,402               3,430,327             3,916,023
                                                                   -----------             -----------           -----------

Withdrawals                                                         (2,420,165)             (1,087,899)           (1,129,617)
Forfeitures that reduce
   VF Corporation contributions                                           (236)                 (1,444)                 (118)
Net realized and unrealized appreciation
   (depreciation) in fair value of investments                       1,604,220               4,253,881              (726,720)
Fund transfers, net                                                 (4,267,963)              1,794,722             2,439,546
                                                                   -----------             -----------           -----------
Net increase (decrease)                                               (564,299)              9,743,042             5,014,134

Net assets available for benefits
  Beginning of year, as reported                                    25,722,536              15,979,494            10,965,360
  Reclassify loan balances to separate fund                           (994,276)                      0                     0
                                                                   -----------             -----------           -----------
  Beginning of year, as adjusted                                    24,728,260              15,979,494            10,965,360
                                                                   -----------             -----------           -----------
  End of year                                                      $24,163,961             $25,722,536           $15,979,494
                                                                   ===========             ===========           ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                  FOREIGN FUND

                                                                   Year Ended December 31
                                                             --------------------------------------
                                                                 1996                       1995
                                                                 ----                       ----
Investment income
  Income from mutual funds and
   bank common trust funds                                    $  257,147                 $  98,277
                                                              ----------                ----------
                                                                 257,147                    98,277
                                                              ----------                ----------
Contributions
   Interest on loan repayments                                         0                     5,537
   Participants                                                  504,049                   165,453
                                                              ----------                ----------
                                                                 504,049                   170,990
                                                              ----------                ----------

Withdrawals                                                     (217,661)                   (9,708)

Forfeitures that reduce
   VF Corporation contributions                                     (234)                        0
Net realized and unrealized appreciation
  (depreciation) in fair value of investments                    428,766                  (122,155)
Fund transfers, net                                            1,987,203                 2,198,243
                                                              ----------                ----------
Net increase                                                   2,959,270                 2,335,647



Net assets available for benefits
  Beginning of year, as reported                               2,335,647                         0
  Reclassify loan balances to separate fund                       34,572                         0
                                                              ----------                ----------
  Beginning of year, as adjusted                               2,370,219                         0
                                                              ----------                ----------
  End of year                                                 $5,329,489                $2,335,647
                                                              ==========                ==========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                        VF CORPORATION COMMON STOCK FUND

                                                                                     Year Ended December 31
                                                               -----------------------------------------------------------
                                                                   1996                      1995                   1994
                                                                   ----                      ----                   ----
Investment income
  Dividends on VF Corporation
   Common Stock                                                $   469,018               $   538,867           $   497,205
  Income from mutual funds and
   bank common trust funds                                           5,963                     6,622                 4,284
                                                               -----------               -----------           -----------
                                                                   474,981                   545,489               501,489
                                                               -----------               -----------           -----------
Contributions
   Interest on loan repayments                                           0                   134,551               102,676

   Participants                                                  2,295,327                 3,099,173             3,208,954
                                                               -----------               -----------           -----------
                                                                 2,295,327                 3,233,724             3,311,630
                                                               -----------               -----------           -----------

Withdrawals                                                     (1,888,739)               (1,137,459)           (1,310,494)
Forfeitures that reduce
  VF Corporation contributions                                        (143)                     (802)                 (841)
Net realized and unrealized appreciation
  in fair value of investments                                   4,701,766                 1,635,363               985,506
Fund transfers, net                                             (1,573,213)               (5,099,183)           (2,089,863)
                                                               -----------               -----------           -----------
Net increase (decrease)                                          4,009,979                  (822,868)            1,397,427


Net assets available for benefits
  Beginning of year, as reported                                20,458,033                21,280,901            19,883,474
  Reclassify loan balances to separate fund                     (2,180,588)
                                                               -----------               -----------           -----------
  Beginning of year, as adjusted                                18,277,445                21,280,901            19,883,474
                                                               -----------               -----------           -----------
  End of year                                                  $22,287,424               $20,458,033           $21,280,901
                                                               ===========               ===========           ===========

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                         EMPLOYEE STOCK OWNERSHIP PLAN

                                                                                   Year Ended December 31
                                                               -----------------------------------------------------------
                                                                   1996                      1995                   1994
                                                                   ----                      ----                   ----
Investment income
  Dividends on ESOP Preferred Stock                            $  3,971,574            $   4,131,256           $ 4,228,632
  Income from mutual funds and
   bank common trust funds                                           20,905                   25,268                19,610
                                                                -----------              -----------           -----------
                                                                  3,992,479                4,156,524             4,248,242
                                                                -----------              -----------           -----------
Contributions
   VF Corporation                                                 5,527,985                5,762,864             5,570,215
                                                                -----------              -----------           -----------
                                                                  5,527,985                5,762,864             5,570,215
                                                                -----------              -----------           -----------

Withdrawals                                                      (3,526,117)              (1,471,524)           (1,451,526)

Forfeitures that reduce
   VF Corporation contributions                                    (300,611)                (250,507)             (114,680)
Expenses                                                                  0                  (53,764)                    0
Interest paid to VF Corporation on Employee Stock
   Ownership Plan Obligation                                     (4,386,805)              (4,878,310)           (5,344,502)

Net realized and unrealized appreciation
  in fair value of investments                                   22,347,930                6,801,343             4,083,177
                                                                -----------              -----------           -----------
Net increase                                                     23,654,861               10,066,626             6,990,926




Net assets available for benefits
   Beginning of year                                             36,466,040               26,399,414            19,408,488
                                                                -----------              -----------           -----------
End of year                                                     $60,120,901              $36,466,040           $26,399,414
                                                                ===========              ===========           ===========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS (CONTINUED)

                                   LOAN FUND



                                                                 Year Ended December 31
                                                                          1996
                                                                 ----------------------
Contributions
  Interest on loan repayments                                       $   637,885
                                                                    -----------
                                                                        637,885
                                                                    -----------

Withdrawals                                                            (779,953)
Forfeitures that reduce
   VF Corporation contributions                                               0

Expenses                                                                      0
Net realized and unrealized appreciation
  in fair value of investments                                                0
Fund transfers, net                                                     811,155
                                                                    -----------
Net increase                                                            669,087
                                                                    -----------



Net assets available for benefits
  beginning of year, as reported                                              0

  Reclassify loan balances to separate fund                           8,705,631
                                                                    -----------
  Beginning of year, as adjusted                                      8,705,631
                                                                    -----------
  End of year                                                        $9,374,718
                                                                     ==========



See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS


NOTE A -- DESCRIPTION OF THE PLAN

VF Corporation (the Corporation) sponsors the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 10% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis, with full vesting after five years of service or upon normal or late retirement, disability or death.

The Plan includes an Employee Stock Ownership Plan (ESOP). In 1990, the ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.88 plus cumulative accrued dividends, is convertible into eight-tenths share of VF Corporation Common Stock and is entitled to one vote. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go into the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 854,856 shares in 1996 and 765,568 shares in 1995 have been allocated to employees.

The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The loan will be repaid in increasing installments through 2003 from future minimum Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock. The Corporation's minimum required matching contributions and dividends are $8.7 million in 1997 and increases each year to $9.6 million over the following four years.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The investment programs of the Plan are as follows:

         (a)     Money Market Fund:   Monies are invested in a money
                 market fund.

         (b)     Fixed Income Fund:   Monies are invested in investments
                 that provide a fixed rate of return.

         (c) Balanced Fund: Monies are invested in investments to obtain as much income as possible, consistent with the preservation and conservation of capital.

         (d)     Equity Growth & Income Fund:      Monies are invested in
                 investments that are currently paying dividends and/or offer prospects for growth of capital and future income, with emphasis on capital appreciation.

         (e)     Equity Growth Fund:       Monies are primarily invested in
                 common stock, securities convertible into common stock and debt securities, with emphasis on long-term growth opportunities.

         (f) Foreign Fund: Monies are invested in stocks and debt obligations of companies and governments outside the United States.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE A -- DESCRIPTION OF THE PLAN (Continued)


         (g) VF Corporation Common Stock Fund: Monies are invested in Common Stock of the Corporation purchased on the open market at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Common Stock Fund.


Individual accounts are maintained for each participant; each account includes the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts may become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures are used to reduce VF Corporation's obligation to pay plan expenses.

Participants may borrow from their individual account. Participants are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of their account balance in the Money Market Fund and 75% of their account balance of remaining funds, not to exceed 50% of the participant's total vested account balance, but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 1,772 loans outstanding at December 31, 1996.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.

The number of participants in each fund was as follows:

                                                            Year Ended December 31
                                                    --------------------------------------
                                                    1996             1995            1994
                                                    ----             ----            ----
Money Market Fund                                   2,862            2,805           2,818
Fixed Income Fund                                   3,731            4,308           4,382
Balanced Fund                                       1,393            1,035               0
Equity Growth & Income Fund                         5,420            5,725           5,603
Equity Growth Fund                                  4,040            4,513           3,999
Foreign Fund                                        1,032              700               0
VF Corporation Common Stock Fund                    4,146            4,553           4,839
Employee Stock Ownership Plan                       7,077            7,461           7,317

The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE B -- SIGNIFICANT ACCOUNT POLICIES


Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 80% of the fair value of the Corporation's Common Stock or the preferred stock's stated redemption price of $30.875 per share. For commercial notes and United States government obligations, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the plan year.

The plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments, which consists of the realized gains or losses and unrealized appreciation or depreciation on those investments.

Administrative expenses consisting primarily of fees for legal, accounting and other services are paid by the corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

Payment of Benefits:  Benefits are recorded when paid.

Use of Estimates: In preparing financial statements in accordance with generally accepted accounting principles, management makes estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

NOTE C -- INCOME TAX STATUS

The Internal Revenue Service has issued a favorable Determination Letter dated January 16, 1996 stating that the Plan qualifies under the appropriate sections of the Internal Revenue Code (IRC) and is, therefore, not subject to tax under present income tax law. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Pension Plan Committee is not aware of any action or series of events that have occurred that might adversely affect the Plan's qualified status.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS

Net unrealized appreciation (depreciation) in fair value of investments included in Plan equity includes the following:

                                                   Net Unrealized
                                           Appreciation (Depreciation) in                             Fair Value
                                      Fair Value for the Year Ended December 31                     at December 31
                                  -----------------------------------------------      --------------------------------------------
                                      1996             1995              1994              1996            1995             1994
                                  -----------       -----------      -----------       ------------   -------------    -------------
Fair value as determined by
   quoted market or stated
   redemption price:
   VF Corporation Common Stock    $ 4,168,463       $    52,620       $  215,007       $ 22,046,715    $ 17,961,692    $ 19,295,129

   ESOP Preferred Stock            22,201,877         6,484,308        3,812,036        101,601,810      82,920,550      78,361,197
    Mutual funds and
    bank common trust funds         6,121,697        11,083,328       (2,153,697)        86,921,008      71,875,357      46,457,343
                                  -----------       -----------      -----------       ------------    ------------    ------------
                                   32,492,037        17,620,256        1,873,346        210,569,533     172,757,599     144,113,669
Fair value as determined by
   Plan trustee:
   United States government
    obligations                             0                 0                 0        16,991,039      17,329,048      15,767,773
   Commercial notes                  (109,067)          191,467         (146,268)           812,427         678,070         249,552

   Mutual funds and
    bank common trust funds                 0                 0                 0         2,343,181       1,328,036       1,580,383
                                  -----------       -----------      -----------       ------------    ------------    ------------
                                     (109,067)          191,467         (146,268)        20,146,647      19,335,154      17,597,708
                                  -----------       -----------      -----------       ------------    ------------    ------------
                                  $32,382,970       $17,811,723      $ 1,727,078       $230,716,180    $192,092,753    $161,711,377
                                  ===========       ===========      ===========       ============    ============    ============


Unrealized appreciation in fair value of investments at December 31, 1996, 1995 and 1994 was $70,620,796, $39,182,641 and $21,770,129,
respectively.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS  (CONTINUED)

Net unrealized appreciation (depreciation) in fair value of investments includes the following:


                                                             Year Ended December 31
                                                 ---------------------------------------------------
                                                    1996               1995                 1994
                                                 -----------       ------------          -----------
Aggregate proceeds                               $62,417,960        $57,592,059           49,419,023
Aggregate cost                                    60,719,750         55,256,250           48,194,516
                                                 -----------        -----------           ----------
Net realized gain                                $ 1,698,210        $ 2,335,809           $1,224,507
                                                 ===========        ===========           ==========


Of the net realized gain, $679,356, $1,690,513 and $1,041,640 related to gains recognized on the sale of VF Common Stock and the redemption of VF Preferred Stock for the years ended 1996, 1995 and 1994, respectively.

The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1996 and 1995 are as follows:


                                                                 1996                1995
                                                                 ----                ----
ESOP Preferred Stock                                        $101,601,810          $82,920,550
Fidelity Growth & Income Fund                                 44,076,501           34,838,023
Fidelity Magellan Fund                                        23,976,308           24,637,151
VF Corporation Common Stock                                   22,046,715           17,961,692

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE D -- INVESTMENTS  (Continued)

Investment held at December 31, 1996:

                                                              NUMBER OF SHARES
NAME OF ISSUER AND TITLE OF ISSUE                            OR PRINCIPAL AMOUNT        FAIR VALUE               COST
---------------------------------                            -------------------        ----------               ----
Securities of participating employer:
   VF Corporation Common Stock                                        326,618           $ 22,046,715            12,356,875


   VF Corporation 6.75% Series B ESOP
     Convertible Preferred Stock                                    1,881,515            101,601,810            58,091,776
                                                                                        ------------          ------------
                                                                                         123,648,525            70,448,651
                                                                                        ------------          ------------
United States Government Obligations:
   Small Business Administration Loans:

     (Rates of 5.20% to 8.83%,
      maturities of 03/02/97 to 05/23/11)                         $15,907,048             15,543,917            15,555,391
   N.O.A.A. loans (Rates of 7.975%, matures 01/02/97)             $   114,831                114,687               114,687
   F.M.H.A. loans (Rates of 5.675% to 9.875%, of maturities
     05/01/98 to 11/19/08)                                        $ 1,340,258              1,332,435             1,332,435
                                                                                        ------------          ------------
                                                                                          16,991,039            17,002,513
                                                                                        ------------          ------------
Other Securities:
   Mutual funds and bank common trust funds:
     Kemper Money Market Fund                                       6,588,972              6,588,972             6,588,972

     Fidelity Puritan Fund                                            404,454              6,972,787             6,813,359
     Fidelity Growth & Income Fund                                  1,434,315             44,076,501            31,587,314
     Fidelity Magellan Fund                                           297,288             23,976,308            19,500,582
     Templeton Foreign Fund                                           512,205              5,306,439             4,997,831
     UMB Bank Fund:  Scout Prime - R                                2,343,182              2,343,182             2,343,182
   American Commercial Lines (Due 07/15/01)                       $   183,000                184,386               184,386
   Private Export Funding Corp. (Due 04/30/04)                    $   187,500                189,618               183,486
   Raytheon Co. (Due 01/10/97)                                    $   200,000                199,729               199,108
   Smith Enron Cogeneration LP  (Due 12/15/06)                    $   246,000                238,694               246,000
                                                                                        ------------          ------------
                                                                                        $230,716,180          $160,095,384
                                                                                        ============          ============

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE E -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500


The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                            1996               1995
                                                            ----               ----
Net assets available for benefits per the
  financial statements                                     198,839,434       154,486,555
Amounts allocated to withdrawing participants                  709,083         2,881,962
                                                          ------------      ------------
Net assets available for benefits per Form 5500           $198,130,351      $151,604,593
                                                          ============      ============

The following is a reconciliation of withdrawals paid to participants per the financial statements to Form 5500:

                                                                              1996
                                                                              ----
Withdrawals paid to participants and forfeitures
  per the financial statements                                             $16,493,018
Add amounts allocated to withdrawing participants at December 31, 1996         709,083
Less amounts allocated to withdrawing participants at December 31, 1995     (2,881,962)
                                                                            -----------
Withdrawals paid to participants and forfeitures per Form 5500              $14,320,139
                                                                            ===========

Amounts allocated to withdrawing participants are recorded on Form 5500 as withdrawal claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.